EXHIBIT 99.12

EXECUTION VERSION

AMENDMENT NO. 1
TO THE
INVESTMENT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of July 3, 2012, to the Investment Agreement, dated as of January 9, 2012 (the “Investment Agreement”), by and among Talon Therapeutics, Inc., a Delaware corporation (formerly Hana Biosciences, Inc.) (the “Company”), Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WPX”), Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP Partners”, and together with WPX, each a “WP Purchaser” and collectively the “WP Purchasers”), Deerfield Private Design Fund, L.P., a Delaware limited partnership (“Deerfield Private Design”), Deerfield Private Design International, L.P., a limited partnership organized under the laws of the British Virgin Islands (“Deerfield Private Design International”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“Deerfield Special Situations”), and Deerfield Special Situations Fund International Limited, an entity organized under the laws of the British Virgin Islands (“Deerfield Special Situations Fund International”, and together with Deerfield Private Design, Deerfield Private Design International and Deerfield Special Situations, each a “Deerfield Purchaser” and collectively the “Deerfield Purchasers”, and together with the WP Purchasers, each a “Purchaser” and collectively the “Purchasers”).  All capitalized terms used in this Amendment which are not herein defined shall have the same meanings ascribed to them in the Investment Agreement.

WHEREAS, Section 9.6 of the Investment Agreement provides for the amendment of the Investment Agreement in accordance with the terms set forth therein; and

WHEREAS, the parties hereto desire to amend the Investment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties agree as follows:

1.	Amendment of Schedule 2.2. Schedule 2.2 of the Investment Agreement is hereby amended to read as follows:

Series A-3 Additional Investment Tranches

Maximum Series A-3 Additional Investment Shares (in aggregate)	Minimum Number of Series A-3 Preferred (per tranche)	Purchase Price Per Share
600,000	30,000	$100

2.
No Further Amendment.  Except as expressly amended hereby, the Investment Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Investment Agreement (including, for the avoidance of doubt, Section 5) or any of the documents referred to therein.

3.
Effect of Amendment.  This Amendment shall form a part of the Investment Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Investment Agreement shall be deemed a reference to the Investment Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

4.
Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any contrary result otherwise required by conflict or choice of law rules.

5.
Draftsmanship.  Each of the parties hereto has been represented by its own counsel and acknowledges that it has participated in the drafting of this Amendment, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Amendment.  Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

6.
Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Investment Agreement to be executed and delivered as of the date first above written.

TALON THERAPEUTICS, INC.

By: /s/ Steven R. Deitcher
Name:	Steven R. Deitcher, M.D.
Title:	President & Chief Executive Officer

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:   Warburg Pincus X L.P., its General Partner
      By:   Warburg Pincus X LLC, its General Partner
               By:   Warburg Pincus Partners LLC, its Sole Member
                     By:   Warburg Pincus & Co., its Managing Member

By: /s/ Cecilia Gonzalo
Name:	Cecilia Gonzalo
Title:	Partner

WARBURG PINCUS X PARTNERS, L.P.

By:   Warburg Pincus X L.P., its General Partner
      By:   Warburg Pincus X LLC, its General Partner
               By:   Warburg Pincus Partners LLC, its Sole Member
                     By:   Warburg Pincus & Co., its Managing Member

By: /s/ Cecilia Gonzalo
Name:	Cecilia Gonzalo
Title:	Partner

[Signature page to Amendment No. 1 to the Investment Agreement]

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ David J. Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By: /s/ David J. Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ David J. Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ David J. Clark
Name:	David Clark
Title:	Authorized Signatory

[Signature page to Amendment No. 1 to the Investment Agreement]